GT GLOBAL MUTUAL FUNDS - ADVISOR CLASS
             REGISTERED INVESTMENT ADVISER ADMINISTRATION AGREEMENT

         AGREEMENT made as of the _____ day of _______________, 1997 between GT Global, Inc. ("Distributor") and ____________________________________________,
an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended ("Administrator").

         WHEREAS, Administrator wishes to include Advisor Class shares of the open-end GT Global Mutual Funds distributed by Distributor identified on Schedule A (the "GT Funds") in fee-based programs sponsored by Administrator; and

         WHEREAS, Administrator wishes to afford its fee-based clients the opportunity to qualify for the ability to purchase Advisor Class shares of the GT Funds at net asset value; and

         WHEREAS, Advisor Class shares may be offered to (1) any account with assets of at least $10,000 if (a) a financial planner or registered investment adviser has investment discretion over such account, and (b) the account holder pays such person as compensation for its advice and other services an annual fee of at least .50% on the assets in the account ("Advisory Account"); and (2) any account with assets of at least $10,000 if (i) such account is established under a "wrap fee" program, and (ii) the account holder pays the sponsor of such program an annual fee of at least .50% on the assets in the account ("Wrap Fee Account"); and

         WHEREAS, Administrator and its fee-based clients have entered into an accountholder agreement substantially in the form attached to and made part of this Agreement establishing either an Advisory Account or Wrap Fee Account (collectively, the "Accounts") pursuant to which Administrator provides its advice and other services; and

         WHEREAS, Distributor is willing to allow Administrator to purchase Advisor Class shares of GT Funds for its clients in the Accounts subject to the provisions of this Agreement;

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein contained, Distributor and the Administrator mutually agree as follows:

         In connection with the sale of Advisor Class shares to an Account, Administrator represents and warrants that all investments made on behalf of the Accounts in shares of the Advisor Class shall be eligible for such investment under the requirements set forth above or under the requirements described in the GT Funds' prospectus in effect on the date of such investments; and

         The Distributor will accept orders for Advisor Class shares from the Administrator for its clients in the Accounts subject to the requirements of this Agreement and those set forth in the prospectus of the GT Funds in effect on the date of acceptance of a purchase order. All orders are subject to acceptance or rejection by the Distributor in its sole discretion.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date set forth above by their officers designated below.


ADMINISTRATOR                         GT GLOBAL, INC.

By:  __________________________       By:  _________________________________
     Name:                                   Raymond R. Cunningham
     Title:                                  Senior Vice President
                                                 National Sales Manager

  PLEASE RETURN TO RAY CUNNINGHAM, GT GLOBAL, INC., 50 CALIFORNIA STREET, 27TH
                         FLOOR, SAN FRANCISCO, CA 9411


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                                   SCHEDULE A

GT INVESTMENT FUNDS, INC.
GT Global Consumer Products and Services Fund
GT Global Financial Services Fund
GT Global Health Care Fund
GT Global Infrastructure Fund
GT Global Natural Resources Fund
GT Global Telecommunications Fund
GT Global Emerging Markets Fund
GT Global Latin America Growth Fund
GT Global Growth & Income Fund
GT Global  Government  Income Fund
GT Global High Income Fund
GT Global Strategic Income Fund

GT GLOBAL GROWTH SERIES
GT Global America Mid Cap Growth Fund
GT Global America Small Cap Growth Fund
GT Global America Value Fund
GT Global Europe Growth Fund
GT Global International Growth Fund
GT Global Japan Growth Fund
GT Global New Pacific Growth Fund
GT Global Worldwide Growth Fund

GT INVESTMENT PORTFOLIOS, INC.
GT Global Dollar Fund